Exhibit 10.22

Chaparral Energy, L.L.C.

SECOND AMENDED & RESTATED PHANTOM STOCK PLAN

December 31, 2008

1.	Purpose

Chaparral Energy, L.L.C. (“Chaparral Energy”) is an operating subsidiary of Chaparral Energy, Inc. (“CEI”), a Delaware corporation, successor by merger to Chaparral, L.L.C., an Oklahoma limited liability company. The purpose of the Chaparral Energy Phantom Stock Plan (the “Plan”) is to provide deferred compensation to certain key employees (the “Participants”) of Chaparral Energy. Such deferred compensation will be based upon the award of Phantom Stock to the Participants. The value of the Phantom Stock will be based on the Fair Market Value (“FMV”) of CEI and its subsidiary entities (collectively the “Company”).

After the applicable vesting period, unless vested earlier as provided in the Plan, the Participant will receive the value of the Phantom Stock as of the Vesting Date (hereinafter defined), adjusted for the change in value of the Stock from the Award Date to the Vesting Date. The Plan is intended to benefit the Company by creating increased incentives for, and aiding in the retention of, the Participants who will be largely responsible for the growth and profitability of the Company. Participants performing exceptional service for Chaparral Energy may receive multiple awards of Phantom Stock. This “Second Amended & Restated Phantom Stock Plan” supersedes the prior Plan, and is intended to comply with recent changes in the Internal Revenue Code of 1986 as amended (the “Code”), under Code Section 409A. For the purposes of the Plan, Phantom Units (under the Plan dated January 1, 2004) are synonymous with and represent equivalent value to Phantom Stock (under this Plan dated January 1, 2008).

2.	Administration

The Plan shall be administered by the Plan Committee (the “Committee”) of Chaparral Energy. This Committee will be comprised of three individuals: 1) the Chief Executive Officer (“CEO”) of CEI or his appointed representative, 2) an officer of CEI as appointed by the CEO of CEI, and 3) a representative of the Human Resources Department of Chaparral Energy as appointed by the CEO of CEI.

Subject to the provisions of the Plan and the approval of the Board of Directors of CEI (the “Board”), the Committee shall have exclusive power to select the Participants to be awarded Phantom Stock, to determine the number of shares of Phantom Stock to be awarded to each Participant selected, and to determine the time or times when Phantom Stock will be awarded. Only persons employed on a salaried, full-time (working 32 hours per week or more) basis will be eligible to become Participants. No Participant may be granted, in the aggregate, more than five percent (5%) of the maximum number of shares of Phantom Stock available for award, as described in Section 3, under the Plan.

The Committee shall have authority, subject to the final approval of the Board, to implement and interpret the Plan, to adopt and revise rules and regulations relating to the Plan, to determine the conditions subject to which any awards may be made or payable, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. Determinations by the Committee shall be made by majority vote and thereupon, shall be final and binding on all parties (including the Company, Participants, other employees, etc.) with respect to all matters relating to the Plan. Certifications under the Plan shall be consummated by the signatures of two Committee members.

3.	Maximum Awards

Phantom Stock may be awarded at the discretion of the Committee up to an aggregate maximum valuation of all outstanding Phantom Stock of two percent (2%) of the FMV of the Company (as defined in Section 8 of this Plan). Phantom Stock may not be awarded anytime the aggregate maximum valuation percentage has been reached or exceeded. Subject to this aggregate maximum, if any Phantom Stock awarded under the Plan is paid, forfeited or cancelled, such Phantom Stock may again be awarded under the Plan. Phantom Stock may be awarded only with Award Dates of January 1 and July 1 of any year, with the earliest Award Date being January 1, 2004. “Award Date” is defined as the date that the Plan takes effect with regard to individual Phantom Stock awards.

4.	Phantom Stock Accounts

Phantom Stock awarded to a Participant shall be credited to a Phantom Stock Account (the “Account”) established and maintained for such Participant. The Account of each Participant shall be the record of Phantom Stock awarded to the Participant under the Plan and any adjustments which are made pursuant to Section 9 of this Plan. The Account is solely for accounting purposes; no segregation of Company assets in support of the Plan will be made or required. Each share of Phantom Stock shall be valued, in the manner provided in Section 8, as of the Award Date thereof and thereafter as required for reporting or redemption purposes.

Beginning January 1, 2005, each award of Phantom Stock under the Plan, and its value as of the Award Date, shall be communicated by the Committee in writing to the Participant within 120 days after the Award Date. Further, the Committee will notify each Participant of the value of his or her individual Account as of December 31st of each year. This notification will be made by April 30 of the following year, or within 30 days after the Company’s receipt of its audited year-end financial statements, whichever is the later.

5.	Vesting and Payment of Phantom Stock

“Vesting Date” is defined as the date on which a Participant becomes entitled to payment of a benefit under this Plan, pursuant to which the vested portion of the Phantom Stock within his or her Account shall become payable to such Participant, subject to the provisions of the Plan. “Vesting Period” is defined as the time period between the Award Date and the Vesting Date. Awarded and outstanding Phantom Stock will vest and be paid according to the following schedule:

(a) Unless vesting occurs earlier under this Section 5, Phantom Stock awarded to a Participant shall vest on the fifth anniversary of the Award Date and shall be paid in a lump sum within the 120-day period immediately following the Vesting Date.

(b) Notwithstanding Section 5(a) above, Phantom Stock shall vest on a pro-rata basis in the event of the Participant’s termination of employment with Chaparral Energy due to death, disability, retirement, or termination by Chaparral Energy without cause. Payment of the pro-rata vested portion of the Participant’s Phantom Stock shall be made in a lump sum within the 90-day period following the Participant’s termination of employment if the Company is a private entity (i.e. prior to ownership in CEI being traded on a public securities exchange), or immediately upon termination of employment if the Company is a public entity (i.e. ownership in CEI is traded on a public securities exchange). Pro-rata calculation will be accomplished by dividing the number of years elapsed from the Award Date to the date of vesting (to a maximum of five years) by five, and then multiplying the number of shares of Phantom Stock in the award by the result. For example, if 100 shares of Phantom Stock were awarded two and one-half years prior to the Vesting Date caused by a termination event under this Section 5(b), 50 shares of Phantom Stock (2.5 years divided by 5 years times 100 shares) will vest on the Vesting

Date. Phantom Stock which does not vest hereunder will be forfeited to Chaparral Energy, and the Participant shall have no further rights with regard to the forfeited Stock. Further, a Participant will be considered disabled if, in the sole determination of the Committee, such Participant is subject to a physical or mental condition which renders or is expected to render the Participant unable to perform his or her usual duties for Chaparral Energy. A Participant will be considered retired if the Participant’s full-time employment with Chaparral Energy terminates at or after the date the Participant attains the age of 65 years.

(c) Notwithstanding Section 5(a) and 5(b) above, if CEI undergoes a “Change of Control” event whereby there is the occurrence of any one of the following:

(i) the consummation of any transaction (including without limitation, any merger, consolidation, tender offer, or exchange offer) the result of which is that any individual or person (as such term is used in the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “1934 Act”), other than an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the beneficial owner (as such term is used in the 1934 Act), directly or indirectly, of securities of CEI representing more than 50% of the combined voting power of CEI’s then outstanding securities; or

(ii) the sale, lease, transfer, conveyance or other disposition (including by merger or consolidation) in one or a series of related transactions, of more than 50% of the total fair market value of all of the assets of CEI to an unrelated person; or

(iii) the adoption of a plan relating to the liquidation or dissolution of CEI,

then a “Section 5(c) Event” will be deemed to have occurred and all unvested Phantom Stock within each Participant’s Account will vest and will be paid in a lump sum as of such date; provided that such “Section 5(c) Event” is a change of control as defined under Code Section 409A and the accompanying regulations.

(d) Notwithstanding Sections 5(a), 5(b), and 5(c) above, to the extent that such action would not violate the requirements of Code Section 409A, the Board may, at any time and from time to time, cause the immediate vesting of any or all unvested Phantom Stock awarded under the Plan (a “Section 5(d) Event”) and pay such amounts in a lump sum within 90 days of such “Section 5(d) Event”.

6.	Medium of Payment of Phantom Stock/6 Month Delay

Payment to a Participant of the value of the vested portion of the Participant’s Phantom Stock shall be made in cash or, if the Company is a public entity at the Vesting Date and if approved by the Board, fifty percent (50%) in cash and fifty percent (50%) in an equivalent value of Common Stock in CEI. A Participant will not be entitled to receive any earnings or interest on the value of his Phantom Stock with respect to the period between the Vesting Date and the receipt of payment under the Plan.

Without limiting the scope of the preceding provisions of this Section 6, to the extent that at any time prescribed under Code Section 409A and regulations or other regulatory guidance issued thereunder, the Participant is a key employee, as defined in Code Section 416(i) without regard to paragraph 5 thereof, except to the extent permitted under Code Section 409A and regulations or other regulatory guidance issued thereunder, no distribution or payment that is subject to Code Section 409A shall be made under this Plan on account of the Participant’s separation from service, as defined in Code Section 409A and the regulation s or other regulatory guidance issued thereunder, with the Company (at any time when the Participant is deemed under Code Section 409A and regulations or other regulatory guidance issued thereunder, and any stock of the Company is publicly traded on an established securities market or otherwise) before the date that is the first day of the month that occurs six months after the date of the Participant’s separation from service (of, if earlier, the date of death of the Participant or any other date permitted under Code Section 409A and regulations or other regulatory guidance issued thereunder).

7.	Forfeiture of Unvested Phantom Stock

All rights to unvested Phantom Stock held hereunder by a Participant will be discontinued and forfeited to Chaparral Energy, and there will be no further obligation of Chaparral Energy to such Participant, if any of the following circumstances occur:

(i)	The Participant is discharged from employment with Chaparral Energy for cause, or

(ii)	The Participant performs acts of willful malfeasance or gross negligence in a matter of material importance to the Company, or

(iii)	The Participant voluntarily resigns from employment with Chaparral Energy, or

(iv)	The Participant’s employment with Chaparral Energy becomes less than full-time and is expected to remain less than full-time for a substantial period of time, or

(v)	The Participant requests in writing that his or her Phantom Stock be canceled.

The Committee shall have sole discretion with respect to the application of the provisions of this Section 7, and such exercise of discretion shall be conclusive and binding upon the Participant, and all other persons, provided that such discretion does not violate Code Section 409A.

8.	Valuation of Phantom Stock

For the purpose of issuance, notification, and payment of Phantom Stock, the FMV of the Company as a private entity will be determined as of:

(a) For purposes of payment under Section 5(a), in the case of an Award Date of January 1, FMV is determined as of the December 31st which immediately precedes such Vesting Date.

(b) For purposes of payment under Section 5(a), in the case of an Award Date of July 1, FMV is determined as of the June 30th which immediately precedes such Vesting Date.

(c) For purposes of payment under Section 5(b), FMV is determined as of the most recent December 31st or June 30th which immediately precedes the Participant’s termination of employment,

(d) For purposes of payment under a Section 5(c) and/or Section 5(d) Event, the valuation of the Company will be determined as of the date of the occurrence of the event.

The value of one share of Phantom Stock will be equivalent to the value of 1.754% (0.01754) of one share of Common Stock in CEI (which means one share of Common Stock in CEI is equivalent in value to 57.0125 shares of Phantom Stock). This conversion number is derived by dividing the 877,000 shares of outstanding Common Stock of CEI as of January 1, 2007, by the 50,000,000 Membership Units of the former Chaparral, L.L.C. The value of one share of Common Stock is defined as the FMV of the Company divided by the total number of outstanding shares of Common Stock of CEI.

The FMV of the Company will be equivalent to its calculated equity as determined by the adjusted book value approach. This approach defines equity as the Company’s total asset value less its total liabilities, with both assets and liabilities being adjusted to FMV. The calendar year-end audited financial statements of the Company will serve as the basis for the adjusted balance sheet for the valuation period ending December 31 in any year, and the second quarter financial statements of the Company as filed with U.S. Securities and Exchange Commission (the “SEC”), the Company’s Form 10-Q, or if the Company is not subject to the filing requirements of the 1934 Act, then its internal financial statements as prepared in accordance with generally accepted accounting principles consistent with the most recent audited financial statements of the Company and after review by the Company’s independent auditor will serve as the basis for the adjusted balance sheet for the valuation period ending June 30 in any year.

It is anticipated that the primary adjustment required to the assets will be adjusting the value of the proved oil and gas properties, as shown on the financial statements, to their FMV. The FMV of the oil and gas properties will be based on internal reserve reports at Nymex forward pricing with cash flows discounted at 10% (“Pv10”). The Pv10 valuation of individual report categories will be further discounted by the following percentages: PDP – 0%, PDNP – 30%, PUD:DR (Drilling) – 50%, PUD:WF (Water flood) – 50%, and PUD:CO2 – 50%. The sum of the various reserve report discounted values will then represent the FMV of the oil and gas properties.

From time to time, other adjustments to asset values may be required. These adjustments will be listed separately with sufficient detail to support the adjustment. With regard to liabilities, and for purposes of the Plan, Phantom Stock, Preferred Stock, and any securities having similar features will be considered to be a liability. Adjustments as approved by the Committee will be final.

9.	Changes in Capital and Company Structure

In the event of any change in the value of individual outstanding shares of Common Stock of CEI by reason of an issuance of additional shares of Common Stock, dividends, recapitalization, reclassification, reorganization, or similar transaction, the Committee shall proportionately adjust, as necessary and in an equitable manner, the number and/or value of shares of Phantom Stock held by Participants under the Plan in order to maintain the fair value of each Participant’s Account.

The existence of Phantom Stock shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; any merger or consolidation of the Company; any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Phantom Stock or the rights thereof; the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.	Issuance and Non-transferability

Phantom Stock may be evidenced in such a manner as the Committee shall deem appropriate. Any certificates representing the Phantom Stock awarded hereunder shall be issued in the name of the Participant pursuant to the terms of the Plan as of the Award Date. Phantom Stock awarded under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by the written designation of a Designated Beneficiary, and shall not be subject to execution, attachment or similar process.

11.	Payments on Death of Participant

In the event of Participant’s death, payments due under the Plan shall be made to the Designated Beneficiary as designated in writing by the Participant. If a properly executed Designated Beneficiary form is not in existence on the death of a Participant, or if the Designated Beneficiary has predeceased the Participant or is not in existence, then the amount due the deceased Participant shall be paid to the Personal Representative of the deceased Participant’s estate.

12.	Taxes

Chaparral Energy shall have the right to deduct from all amounts paid in cash pursuant to the Plan any taxes or other deductions required by law to be withheld with respect to such awards. In the case of amounts paid in Common Stock of CEI, the Participant shall be required to pay to Chaparral Energy the amount of any taxes which Chaparral Energy is required to withhold with respect to such Common Stock.

The Company makes no commitment or guarantee to Participant that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Award.

13.	Voting and Distribution Rights

Participants shall not be entitled to any voting rights, dividends, or any other rights or privileges associated with ownership of Common Stock in CEI.

14.	General Provisions

(a) No employee or other person shall have any claim or right to a Phantom Stock award under the Plan. The awarding of Phantom Stock is at the sole discretion of the Committee, as approved by the Board. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of Chaparral Energy.

(b) The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company for payment of any benefits hereunder. No Participant or other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and any such Participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.

(c) Participant acknowledges and agrees that he will enter into such written representations, warranties and agreements and execute such documents as the Company may reasonably request in order to comply with the securities law or any other applicable laws, rules or regulations, or with this document or the terms of the Plan.

(d) Except when otherwise required by the context, any masculine terminology in this document shall include the feminine, and any singular terminology shall include the plural.

(e) In the event that any provision of this Plan shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable and shall not affect the remaining provisions of this Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

(f) The Plan is intended to qualify as a “bonus program” that is not a “plan” covered by ERISA because the Plan provides for payment of benefits to Participants as bonuses for work performed and does not systematically defer payment of benefits to the termination of covered employment or beyond or so as to provide retirement income to Participants.

(g) The Plan shall be construed in accordance with the laws of the State of Delaware to the extent that federal law does not supersede and preempt Delaware law.

15.	Amendment of the Plan

The Committee, with the approval of the Board, may alter, amend, or cancel the Plan at any time or from time to time. However, any alterations or amendments to the Plan must be consistent with the spirit of the Plan, and may not retroactively reduce the total value of the Phantom Stock in a Participant’s Account without the written consent of the affected Participant.

16.	Effectiveness and Term of Plan

The effective date of the Second Amended and Restated Plan shall be December 31, 2008. Unless sooner amended by the Committee, no Phantom Stock shall be granted pursuant to the Plan after January 1, 2014.

Approved this 31st day of December, 2008, by the Board of Directors of CEI:

/s/ Mark A. Fischer
Mark A. Fischer, Chairman

/s/ Charles A. Fischer
Charles A. Fischer, Director

/s/ Joseph O. Evans
Joseph O. Evans, Director

Chaparral Energy, L.L.C.

Phantom Stock Plan

Acceptance by Participant

The undersigned is a Participant under the Second Amended and Restated Phantom Stock Plan dated December 31, 2008, and hereby acknowledges that Participant has read the Plan, understands the Plan and accepts the terms and conditions of the Plan. The Plan is not a guarantee of continued employment nor is there any guarantee of future Awards or earnings on any Awards made.

Participant hereby acknowledges that this Plan, including its contents and his or her level of participation in the Plan, is to be kept strictly confidential. Information regarding the Plan shall not be disclosed by the Participant to other parties except to family members, the beneficiary, or professional consultants for the purpose of investment, tax, and estate planning purposes, or as may be required by judicial order or decree. Violation of this provision may result in disciplinary action up to and including forfeiture of unvested Phantom Stock (as allowed for in Section 7 of the Plan) or termination of employment with cause.

In the event of Participant’s death during the term of this Plan, the Designated Beneficiary (pursuant to Section 11 of the Plan) is hereby designated by the Participant to be:

Beneficiary Name:	______________________________

______________________________

______________________________

Beneficiary Address: ___________________________________

Beneficiary City, State: _________________________________

Executed this ____ day of _________, 20___, by:

Participant Name: _________________________________

Participant Signature: ______________________________

Witness: ________________________________________

Witness: ________________________________________